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                                                            EXHIBIT 4(ii)(a)(12)


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                               FIRST AMENDMENT TO
                             PREFERRED SHIP MORTGAGE


                     ON 100.000% OF THE VESSEL "DELTA QUEEN"
                             OFFICIAL NUMBER 225875


                                   EXECUTED BY
                         GREAT RIVER CRUISE LINE, L.L.C.


                                   IN FAVOR OF
                            THE CHASE MANHATTAN BANK,
                   AS AGENT AND TRUSTEE FOR THE BENEFIT OF THE
                    FINANCIAL INSTITUTIONS DESIGNATED IN THE
                                 TRUST INDENTURE
                    DATED AS OF FEBRUARY 25, 1999, AS AMENDED

                   EXECUTED ON THE 14TH DAY OF SEPTEMBER, 2000


                    OBLIGATIONS SECURED, DIRECT OR CONTINGENT
             (EXCLUSIVE OF INTEREST, EXPENSES AND FEES) PURSUANT TO
               46 U.S.C.A. SS. 31321(B)(3) AND 46 CFR SS. 67.235,
                           MAXIMUM PRINCIPAL BALANCE:
                                   $30,000,000


VESSEL NAME:               DELTA QUEEN
HOME PORT:                 NEW ORLEANS, LOUISIANA
GROSS TONNAGE:             3,360 TONS
NET TONNAGE:               1,160 TONS
YEAR BUILT:                1926



OWNER AND MORTGAGOR:               MORTGAGEE:
--------------------               ----------

GREAT RIVER CRUISE LINE, L.L.C.    THE CHASE MANHATTAN BANK,
ROBIN STREET WHARF                      AS AGENT AND TRUSTEE FOR THE BENEFIT
1380 PORT OF NEW ORLEANS PLACE          OF THE FINANCIAL INSTITUTIONS DESIGNATED
NEW ORLEANS, LOUISIANA 70130-1890       HEREIN (TIN: 13-499-4650)
                                   270 PARK AVENUE
                                   NEW YORK, NEW YORK 10017



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FIRST AMENDMENT TO                                      UNITED STATES OF AMERICA
PREFERRED SHIP MORTGAGE
                                                               STATE OF ILLINOIS
BY:
                                                                  COUNTY OF COOK
GREAT RIVER CRUISE LINE, L.L.C.

IN FAVOR OF:

THE CHASE MANHATTAN BANK, A NEW YORK
BANKING CORPORATION, AS AGENT AND
TRUSTEE (IN SUCH CAPACITY, "AGENT") FOR
ITSELF AND THE FINANCIAL INSTITUTIONS
DESIGNATED IN THE TRUST INDENTURE DATED
AS OF FEBRUARY 25, 1999, AS AMENDED



     BE IT KNOWN, that on the 14th day of September, 2000, in the presence of the undersigned competent witnesses, personally came and appeared:

     GREAT RIVER CRUISE LINE, L.L.C., a Delaware limited liability company (the "Owner" and "Mortgagor") whose mailing address is Robin Street Wharf, 1380 Port of New Orleans Place, New Orleans, Louisiana 70130, whose taxpayer identification number is 72-1353488, successor by merger to GREAT RIVER CRUISE LINE, INC., a Delaware corporation, as evidenced by Certificate of Merger filed with the Delaware Secretary of State on December 27, 1996, but effective as of December 31, 1996, represented herein by and through The Delta Queen Steamboat Co., a Delaware corporation, a managing member, itself appearing through ____________________________, its executive vice president and duly authorized representative pursuant to a resolution of its board of directors, a certified copy of which is attached hereto, and DQSB II, Inc., a Delaware corporation, a managing member, itself appearing through _____________________, its executive vice president and duly authorized representative pursuant to a resolution of its board of directors, a certified copy of which is attached hereto; which managing members are authorized under the terms of Owner's operating agreement and a unanimous consent resolution of its managing members, a certified copy of which is attached hereto;

     WHO DECLARED that this First Amendment to Preferred Ship Mortgage (this "First Amendment") is hereby granted, subject to the following premises, terms and conditions:

                             PRELIMINARY STATEMENT:

         A. Mortgagor has previously granted that certain Preferred Ship Mortgage dated February 25, 1999 (the "Original Mortgage," together with any amendments thereto, including this First Amendment, "Mortgage"), which Original Mortgage was recorded with the National Vessel Documentation Center of the United States Coast Guard on March 4, 1999 at 2:38 P.M. in Book 99-25, Page 533; and



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         B. The Original Mortgage was granted to secure payment of the
Obligations (as defined therein), up to a maximum secured principal amount of $70,000,000.00, together with interest, costs, attorneys' fees and protective advances, which Obligations included all indebtedness of Mortgagor under the Subsidiary Guaranty dated February 25, 1999 (together with any amendments thereto, and renewals and replacements thereof, the "Guaranty"); and

         C. Such Guaranty guaranteed payment of all of the indebtedness of The Delta Queen Steamboat Co. ("Borrower") under that certain Credit Agreement dated as of February 25, 1999, by and among Borrower, Mortgagee and the other Financial Institutions listed on the signature pages thereof, supplemented or otherwise modified from time to time (the "Credit Agreement"); and

         D. Borrower and Mortgagor have requested that the principal amount of the credit facility under the Credit Agreement be modified and reduced from a maximum of $70,000,000.00 to a maximum of $30,000,000.00, and to further amend the Credit Agreement with respect to certain other matters, all to be more fully reflected in an Amended and Restated Credit Agreement by and among Borrower, Mortgagee and the other Financial Institutions, dated as of SEPTEMBER 14, 2000 (the "Restated Credit Agreement" or "Credit Agreement"); and

         E. Mortgagor wishes to provide and confirm that the Obligations secured by the Mortgage include all obligations guaranteed by Mortgagor under the Guaranty, which include, without limitation, all of the indebtedness of Borrower under the Credit Agreement, up to a maximum secured principal amount of $30,000,000.00, together with interest, costs, attorneys' fees and protective advances;

         NOW THEREFORE, in consideration of the premises and to provide for and evidence the amendment and modification of the Original Mortgage, Mortgagor hereby agrees as follows:

         SECTION 1. GUARANTEED OBLIGATIONS. Mortgagor hereby acknowledges and confirms that the "Guaranteed Obligations" which are secured by its Guaranty, and which comprise the "Obligations" secured by the Mortgage, were intended to include, and do now and shall hereafter include, any and all Obligations of Borrower under the Credit Agreement (up to the maximum principal limits provided herein), as the same Credit Agreement is amended, restated, supplemented or otherwise modified from time to time, including any amendments to the Credit Agreement that increase the amount of the credit facility thereunder, change the interest rate, change the maturity dates, or that effect other changes of whatever nature and kind whatsoever. In accordance with the foregoing, and without limiting the foregoing, Mortgagor confirms and acknowledges that the "Guaranteed Obligations" secured by the Guaranty, and the "Obligations" secured by the Mortgage, were intended to include, and do now and shall hereafter include, any and all obligations, whether for principal, interest, fees and other amounts, that may now or hereafter be due from Borrower in connection with the Restated Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time, all up to a maximum secured principal amount of $30,000,000.00, together with interest, costs, attorneys' fees and protective advances.



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         SECTION 2. OBLIGATIONS SECURED BY MORTGAGE. The Mortgage is hereby modified and amended to provide that the maximum principal obligations secured thereunder, whether direct or contingent, exclusive of interest, expenses and fees, pursuant to 46 U.S.C.A.ss.31321(b)(3) and 46 CFR ss.67.235(a)(2)(iii) is reduced from $70,000,000 to $30,000,000.00.

         SECTION 3. BORROWINGS SECURED. It is the intention of Mortgagor that all Borrowings made under the Original Credit Agreement (including all Borrowings made under the Restated Credit Agreement), together with any and all other "Obligations" as described in the Original Mortgage and confirmed herein, are secured under the Mortgage, as amended, with retroactive priority to the date of the Original Mortgage, in conformance with the provisions of applicable law, up to a maximum principal secured amount of $30,000,000.00, together with interest, costs, attorneys' fees and protective advances.

         SECTION 4. NOTICE OF MORTGAGE. Section 1.8 of the Original Mortgage is hereby amended, modified and supplemented by deleting the Notice of Preferred Ship Mortgage as set forth therein and replacing it with the following:

         NOTICE OF PREFERRED SHIP MORTGAGE

         This Vessel is owned by Great River Cruise Line, L.L.C. and is subject to a Preferred Ship Mortgage, dated February 25, 1999, as amended, in favor of The Chase Manhattan Bank, as Agent and Trustee pursuant to a Trust Indenture dated as of February 25, 1999, as amended, among the aforesaid Agent and Trustee, as Mortgagee, and the financial institutions designated therein, under authority of Title 46 U.S.C.A. ss.31301 et seq. Under the terms of said Mortgage, as amended, neither the Owner, any charterer, the Master, nor any other Person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, its freights, profits or hire, any lien whatsoever, other than the lien of, and liens permitted by, said Mortgage, as amended.

         SECTION 5. EFFECTIVENESS. Except as amended and modified by this First Amendment, the Mortgage is in all respects ratified, confirmed and carried forward and it shall be and remain in full force and effect. Nothing herein shall constitute a novation, release, termination or reissuance of the Mortgage, or a novation of the indebtedness evidenced by the Original Credit Agreement. Terms not otherwise defined herein shall have the meanings provided in the Original Mortgage.

         SECTION 6. PROVISION CONCERNING TRUST INDENTURE. This First Amendment and the Mortgage have been executed and delivered to Mortgagee in trust, and are held by Mortgagee in trust, pursuant to that certain Trust Indenture by and among Mortgagor, Mortgagee and the Financial Institutions, dated February 25, 1999, as the same may be amended from time to time, including the First Amendment to Trust Indenture dated of even date herewith.

         SECTION 7. FILING. Mortgagor hereby authorizes and directs that this First Amendment be filed with the National Vessel Documentation center of the U.S. Coast Guard ("NVDC") and that notation of this First Amendment be made on the official records maintained by NVDC. Furthermore, the Certificate of Ownership with respect to the Vessel shall be supplemented and endorsed to reflect the filing of the First Amendment.



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         SECTION 8. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, added together, shall constitute and be one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]







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         THUS DONE AND SIGNED, on the day, month and year first written above, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.


WITNESSES:                         MORTGAGOR:

                                   GREAT RIVER CRUISE LINE, L.L.C.

                                   BY:      THE DELTA QUEEN STEAMBOAT CO.,
                                            A MANAGING MEMBER


/ s / Shahem Zenni
------------------------------              BY:      / S / JORDAN B. ALLEN
                                               ---------------------------------
                                            NAME:  JORDAN B. ALLEN
                                            TITLE: EXECUTIVE VICE PRESIDENT
/ s / Pam Stringer
------------------------------     BY:      DQSB II, INC.,
                                            A MANAGING MEMBER


                                            BY:      / S / JORDAN B. ALLEN
                                               ---------------------------------
                                            NAME:  JORDAN B. ALLEN
                                            TITLE: EXECUTIVE VICE PRESIDENT





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         THUS DONE AND SIGNED on the day, month and year first written above, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagee after reading of the whole.


WITNESSES:                                  MORTGAGEE:

                                            THE CHASE MANHATTAN BANK,
                                            AS TRUSTEE AND AGENT

/ s / Alexander Schneider                   / S / JONATHAN E. TWICHELL
------------------------------              ------------------------------------
                                            BY:      JONATHAN E. TWICHELL
/ s / Mary C. Lum                           TITLE:   VICE PRESIDENT
------------------------------











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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                                Jordan B. Allen,

the duly authorized Executive Vice President and representative of The Delta Queen Steamboat Co. and DQSB II, Inc., which said corporations are the sole managing members of Great River Cruise Line, L.L.C. ("Great River"), who declared under oath that he is the duly authorized representative of Great River and its aforesaid managing members, and that he signed the foregoing instrument with full authorization under the articles of organization of Great River and the board of directors of each of the managing members, and that the foregoing Amendment to Preferred Ship Mortgage is the free and voluntary act and deed of Great River and its managing members, as well as said appearer in his capacity as the representative of Great River, for the uses, purposes and covenants therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 13th day of September, 2000.

/ s / Barbara A. Shafer
---------------------------------------
NOTARY PUBLIC
My Commission Expires: 11/3/01



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                                 ACKNOWLEDGMENT

STATE OF ILLINOIS

COUNTY OF COOK

         BEFORE ME, the undersigned Notary Public, personally came and appeared:

                              Jonathan E. Twichell

the duly authorized Vice President and representative of The Chase Manhattan Bank, who declared that he/she is the duly authorized representative of The Chase Manhattan Bank and that he/she signed the above instrument on the authorization of such corporation's board of directors and that the same is the free and voluntary act and deed of said corporation, and of himself/herself in his/her capacity as representative thereof, for the uses and purposes therein expressed.


SWORN TO AND SUBSCRIBED BEFORE ME
on the 12th day of September, 2000.

/ s / Deborah K. Welles
----------------------------------------
NOTARY PUBLIC
My Commission Expires: 3/10/02




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